BYLAWS
                                      OF
                          INVESCO INCOME FUNDS, INC.
                              AS OF JULY 21, 1993


                                  ARTICLE I.

                                 SHAREHOLDERS

      Section 1. Annual Meeting. Unless otherwise determined by the board of directors or required by applicable law, no annual meeting of shareholders shall be required to be held in any year in which the election of directors is not required under the Investment Company Act of 1940. If the corporation is required to hold a meeting of shareholders to elect directors, the meeting shall be designated as the annual meeting of shareholders for that year, and shall be held no later than 120 days after occurrence of the event requiring the meeting at a place within or without the State of Maryland.

      Section 2. Special Meetings. Special meetings of the shareholders entitled to vote shall be called upon the request in writing of the president or, in his absence, a vice president, or by a vote of a majority of the board of directors, or upon the request in writing of shareholders of the Company representing not less than ten percent (10%) of the votes entitled to be cast at the meeting.

      Section 3. Place of Meetings. Each annual and any special meeting of the shareholders shall be held at the principal office of the corporation in Denver, Colorado, or at such alternate site as may be determined by the board of directors.

      Section 4. Notices. Notices of every meeting, annual or special, shall specify the place, day and hour of the meeting and shall be mailed not less than ten (10) days nor more than ninety (90) days before such meeting. Such notice shall be given by the Secretary of the Corporation to each shareholder entitled to notice of and entitled to vote at the meeting. In the event that a special meeting is called by the shareholders entitled to vote, the Secretary of the Corporation shall inform the shareholders who make the request of the


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                        reasonably  estimated  cost of  preparing  and mailing a
                        notice of the  meeting,  and upon payment of these costs
                        to  the  Corporation,   shall  notify  each  shareholder
                        entitled to notice of the meeting. Notice of every special meeting shall indicate briefly its purpose. Notice shall be deemed delivered where it is personally delivered to the individual, left at the individual's usual place of business, or mailed to the individual at the individual's address as it appears on the records of the Corporation.

      Section 5. Quorum. At every meeting of the shareholders, the presence in person or by proxy of the holders of one-third of all of the shares of stock of the corporation issued and outstanding and entitled to vote without regard to class shall constitute a quorum, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class entitled to vote on the matter shall constitute a quorum; provided, however, that at every meeting of the shareholders, the representation of a larger number of shareholders shall constitute a quorum if required by the Investment Company Act of 1940, as amended, other applicable law, or by the Articles of Incorporation.

      Section 6. Voting. At every meeting of the shareholders at which a quorum is present, each shareholder entitled to vote shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such shareholder, or his duly authorized attorney, and he shall have one (1) vote for each share of stock standing registered in his name on each matter submitted at the meeting on which such share is entitled to vote and for each director to be elected. Fractional shares shall be entitled to proportionate fractional votes. Every proxy shall be dated and no proxy shall be valid after eleven (11) months from its date unless otherwise provided in the proxy. There shall be no cumulative voting in the election of directors. Except as otherwise provided by law, by the charter of the corporation, or by these bylaws, at each meeting of stockholders at which a quorum is present, all matters shall be decided by a majority of the votes cast by the stockholders


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                        present in person or  represented  by proxy and entitled
                        to vote with respect to any such matter.

      Section 7. Qualification of Voters. At every meeting of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions with respect to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by shareholders present in person or by proxy entitled to cast twenty-five per cent (25%) in number of votes, or if ordered by the chairman of the meeting, the vote upon any election or question shall be taken by ballot and, upon such demand or order, the voting shall be conducted by two
                        (2) inspectors appointed by the chairman, in which event the proxies and ballots shall be received and all questions with respect to the qualification of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and the voting need not be conducted by inspectors.

      Section 8. Waiver of Notice. A waiver of notice of any meeting of shareholders signed by any shareholder entitled to such notice filed with the records of the meeting, whether before or after the holding thereof or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of notice to such shareholder.

      Section 9. Adjournment. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date of the meeting.

      Section 10.       Action by Shareholders Without Meeting.
                        Except as otherwise provided by law, the provisions of these bylaws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action shall be signed by all the shareholders entitled to vote upon the


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                        action and such consent shall be filed with
                        the records of the corporation.


                                  ARTICLE II.

                              BOARD OF DIRECTORS

      Section 1. Powers. The business and property of the corporation shall be conducted and managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by statute, by the charter or by the bylaws, conferred upon or reserved to the shareholders. The board of directors shall keep full and complete records of its transactions.

      Section 2. Number. By vote of a majority of the entire board of directors, the number of directors may be increased or decreased from time to time; provided that, in no event, may the number be decreased to less than three.

      Section 3. Election. The members of the board of directors shall be elected by the shareholders by plurality vote at the annual meeting, or at any special meeting called for such purpose. Each director shall hold office until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed in the manner provided by law. Any vacancy, including one created by an increase in the number of directors on the board (except where such vacancy is created by removal by the shareholders), may be filled by the vote of a majority of the remaining directors, although such majority is less than a quorum; provided, however, that immediately after filling any vacancy by such action of the board of directors, at least two-thirds (2/3) of the directors then holding office shall have been elected by the shareholders at an annual or special meeting.

      Section 4. Regular Meetings. The board of directors shall schedule an Annual Meeting at such place and time as they may designate for the purpose of organization, the election of officers, and the transaction of other business. Other regular meetings may be held as scheduled by a majority of the directors.



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      Section 5.        Special Meetings.  Special meetings of the
                        board of directors may be called at any time by the president or by a majority of the directors or by a majority of the executive committee.

      Section 6. Notice of Meetings. Notice of the place, day and hour of every special meeting shall be given to each director at least two (2) days before the meeting, by written announcement, telephone, telegraph and/or mail addressed to him at his post office address, according to the records of the corporation. Unless required by resolution of the board of directors, no notice of any meeting of the board of directors need state the business to be transacted thereat. No notice of any meeting of the board of directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the board of directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

      Section 7. Quorum. At all meetings of the board of directors, one-third of the total number of directors or not less than two (2) directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by a majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally notified.

      Section 8. Compensation of Directors. Directors shall be entitled to receive such compensation from the corporation for their services as may from time to time be voted by the board of directors. All directors shall be reimbursed for their reasonable expenses of attendance, if any, at the board and committee meetings. Any director of the corporation may also serve the corporation in any other capacity and receive compensation therefor.

      Section 9. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative


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                        vote of a majority  of the  remaining  directors  though
                        less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the
                        unexpired  term  of  his  predecessor  in  office.   Any
                        directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only
                        until   the   next   election   of   directors   by  the
                        shareholders.

      Section 10. Resignation and Removal of Directors. Any director or member of any committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall take effect from the time of its receipt by the Secretary, who shall record such resignation, noting the day and hour of its reception. The acceptance of a resignation shall not be necessary to make it effective. Notwithstanding anything to the contrary in Article I, Section 2 hereof, a meeting for removing a director shall be called in accordance with the procedures specified in Section 16(c) of the Investment Company Act of 1940, and the shareholder communications provisions of said Section 16(c) shall be following by the corporation. At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies to hold office until the next annual meeting of shareholders or until a successor or successors are elected and qualify.

      Section 11. Telephone Meetings. Any member or members of the board of directors or of any committee designated by the board of directors, may participate in a meeting of the board, or any such committee, as the case may be, by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting. This Section 11 shall not be applicable to meetings held for the purpose of voting in respect of approval of


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                        contracts or agreements  whereby a person  undertakes to
                        serve or act as investment adviser of, or principal underwriter for, the corporation or in respect to other matters as to which the Investment Company Act of 1940 or the rules thereunder require that votes be cast in person.

      Section 12. Action by Directors Without Meeting. The provisions of these bylaws covering notices and meetings to the contrary notwithstanding, and except as required by law (including
                        Section 15 of the Investment Company Act of
                        1940), any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if a consent in writing setting forth the action shall be signed by all of the directors entitled to vote upon the action and such written consent is filed with the minutes of proceedings of the board of directors.


                                 ARTICLE III.

                                  COMMITTEES

      Section 1. Executive Committee. The board of directors, by resolution adopted by a majority of the whole board of directors, may provide for an executive committee of three (3) or more directors. If provision be made for an executive committee, the members thereof shall be elected by the board of directors to serve during the pleasure of the board of directors. Unless otherwise provided by resolution of the board of directors, the president shall be a member and the chairman of the executive committee shall preside at all meetings thereof. During the intervals between the meetings of the board of directors, the executive committee shall possess and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation conferred by the bylaws or otherwise, to the extent authorized by the resolution providing for such executive committee or by subsequent resolution adopted by a majority of the whole board of directors, in all cases in which specific directions shall not have been given by the board of directors. Notwithstanding the foregoing, the executive committee shall not have the power to: (i) declare dividends


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                        or distributions  on stock;  (ii) issue stock other than
                        as provided by the  Maryland  General  Corporation  Law;
                        (iii) recommend to the shareholders any action which requires shareholder approval; (iv) amend these bylaws; or (v) approve any merger or share exchange which does
                        not  require   shareholder   approval.   The   executive
                        committee   shall  maintain   written   records  of  its
                        transactions. All action by the executive committee shall be reported to the board of directors at its meeting next succeeding such action, and shall be subject to ratification, with or without revision or alteration, by such vote of the board of directors as would have been required under Article II, Section 7, hereof, had such action been taken by the board of directors. Vacancies in the executive committee shall be filled by the board of directors.

      Section 2. Meetings of the Executive Committee. The executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolution of the board of directors, and it shall also meet at the call of the chairman or of any two (2) members of the committee. A majority of the executive committee shall constitute a quorum. Except in cases in which it is otherwise provided by resolution of the board of directors, the vote of a majority of such quorum at a duly constituted meeting shall be sufficient to elect and to pass any measure, subject to ratification by the board of directors as provided in Section 1 of this Article III.

      Section 3. Other Committees. The board of directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties as may be assigned to it by the board of directors.

      Section 4. Committee Action Without Meeting. The provisions of these bylaws covering notices and meetings to the contrary notwithstanding, and except as required by law, any action required or permitted to be taken at any meeting of any committee of the board of directors appointed pursuant to these bylaws may be taken without a meeting if a consent in writing setting forth the action shall be signed by all members of the committee


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                        entitled  to vote  upon the  action,  and  such  written
                        consent is filed with the records of the proceedings of the committee.


                                  ARTICLE IV.

                                   OFFICERS

      Section 1.        Numbers; Qualifications; Term of Office;
                        Vacancies. The board of directors may select one of their number as chairman of the board and may select one of their number as vice chairman of the board (neither of which positions shall be considered to be the designation of a position as an officer of the corporation), and shall choose as officers a president from among the directors and a treasurer and a secretary who need not be directors. The board of directors may also choose one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers, none of whom need be a director. Any two or more of such offices, except those of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by the certificate of incorporation or by these bylaws or by resolution of the board of directors to be executed, acknowledged or verified by any two or more officers. Each such officer shall hold office until the first meeting of the board of directors after the annual meeting of the shareholders next following his election or, if no such annual meeting of the shareholders is held, until the annual meeting of the board of directors in the year following his election, and, until his successor is chosen and qualified or until he shall have resigned or died, or until he shall have been removed as hereinafter provided in Section 3 of this Article IV. Any vacancy in any of the above offices may be filled by the board of directors at any regular or special meeting. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in or pursuant to these bylaws, or, to the extent not so provided, as may be prescribed by the board of directors;


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                        provided,  that no rights of any  third  party  shall be
                        affected or impaired by any such bylaws or resolution of the board unless the third party has knowledge thereof.

      Section 2. Subordinate Officers. The board of directors, or any officer thereunto authorized by it, may appoint from time to time such other officers and agents for such terms of office and with such powers and duties as may be prescribed by the board of directors or the officer making such appointment.

      Section 3. Removal. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

      Section 4. Chairman of the Board. The chairman of the board, if one shall be elected, shall preside at all meetings of the board of directors, and shall appoint all committees except such as are required by statute, these bylaws or a resolution of the board of directors or of the executive committee to be otherwise appointed, and shall have other such duties as may be assigned to him from time to time by the board of directors. In recognition of notable and distinguished services to the corporation, the board of directors may designate one of its members as honorary chairman, who shall have such duties as the board may, from time to time, assign him by appropriate resolution, excluding, however, any authority or duty vested by law or these bylaws in any other officer.

      Section 5. Vice Chairman of the Board. The vice chairman of the board, if one shall be elected, shall preside at all meetings of the board of directors at which the chairman of the board is not present, shall call at his discretion and shall preside at meetings of those directors of the corporation who are not affiliated with the corporation's investment adviser, distributor, or affiliates thereof, and shall perform such other duties as may be assigned to the vice chairman from time to time by the board of directors.



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      Section 6.        President.  The president shall preside at all
                        meetings of the shareholders and, in the absence of the chairman and the vice chairman of the board or if a chairman and vice chairman of the board are not elected, at all meetings of the board of directors. Unless otherwise provided by the board of directors, he shall have direct control of and any authority over the business and affairs and over the officers of the corporation, and shall preside at all meetings of the executive committee. The president shall also perform all such other duties as are incident to his office and as may be assigned to him from time to time by the board of directors.

      Section 7. Vice Presidents. The vice president or vice presidents, at the request of the president or in his absence or inability to act, shall perform the duties and exercise the functions of the president in such manner as may be directed by the president, the board of directors or the executive committee. The vice president or vice presidents shall have such other powers and perform all such other duties as may be assigned to them by the board of directors, the executive committee, or the president.

      Section 8. Secretary. The secretary shall see that all notices are duly given in accordance with these bylaws; he shall keep the minutes of all meetings of the shareholders and, if directed to do so by the chairman of the meeting, of meetings of the board of directors and of the executive committee at which he shall be present; he shall have charge of the books and records and the corporate seal or seals of the corporation; he shall see that the corporate seal is affixed to all documents, the execution of which under the seal of the corporation is duly authorized and is necessary; and he shall make such reports and perform all such other duties as are incident to his office and as may be assigned to him from time to time by the board of directors or by the president.

      Section 9. Treasurer. The treasurer shall be the chief financial officer of the corporation, and as such shall have supervision of the custody of all funds, securities and valuable documents of the corporation, subject to such arrangements as may be authorized or approved


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                        by the board of directors with respect to the custody of
                        assets of the corporation; shall receive, or cause to be received, and give, or cause to be given, receipts for all funds, securities or valuable documents paid or delivered to, or for the account of, the corporation, and cause such funds, securities or valuable documents to be deposited for the account of the corporation with such banks or trust companies as shall be designated by the board of directors; shall pay or cause to be paid out of the funds of the corporation all just debts of the corporation upon their maturity; shall maintain, or
                        cause  to  be  maintained,   accurate   records  of  all
                        receipts,   disbursements,   assets,  liabilities,   and
                        transactions of the corporation; shall see that adequate audits thereof are regularly made; shall, when required by the board of directors, render accurate statements of the condition of the corporation; and shall perform all such other duties as are incident to his office and as may be assigned to him by the board of directors or by the president.

      Section 10. Assistant Secretaries, Assistant Treasurers. The assistant secretaries and assistant treasurers shall have such duties as from time to time may be assigned to them by the board of directors, or by the president.

      Section 11. Compensation. The board of directors shall have the power to fix the compensation of all officers and agents of the corporation, but may delegate to any officer or committee the power of determining the amount of salary to be paid to any officer or agent of the corporation other than the chairman of the board, the president, the vice presidents, the secretary and the treasurer.

      Section 12. Contracts. Except as otherwise provided by law or by the charter, no contract or transaction between the corporation and any partnership or corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any officer or director of the corporation is pecuniarily or otherwise interested therein or is a member, officer or director of such other partnership or corporation if such interest shall be known to the board of directors of the corporation. Specifically, but without limitation of the foregoing, the corporation may enter into one


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                        or more contracts  appointing  INVESCO Funds Group, Inc.
                        investment adviser of the corporation, and may otherwise
                        do   business   with   INVESCO   Funds   Group,    Inc.,
                        notwithstanding the fact that one or more of the directors of the corporation and some or all of its
                        officers  are,  have  been  or  may  become   directors,
                        officers, members, employees, or shareholders of INVESCO Funds Group, Inc. and may deal freely with each other, and neither such contract appointing INVESCO Funds Group, Inc. investment adviser to the corporation nor
                        any  other   contract   or   transaction   between   the
                        corporation and INVESCO Funds Group, Inc. shall be invalidated or in any way affected thereby, nor shall any director or officer of the corporation by reason
                        thereof  be  liable  to  the   corporation   or  to  any
                        shareholder or creditor of the corporation or to any other person for any loss incurred under or by reason of any such contract or transaction. For purposes of this paragraph, any reference to "INVESCO Funds Group, Inc." shall be deemed to include said company and any parent,
                        subsidiary   or   affiliate  of  said  company  and  any
                        successor  (by merger,  consolidation  or  otherwise) to
                        said   company  or  any  such  parent,   subsidiary   or
                        affiliate.

      Section 13. Delegation of Duties. Whenever an officer is absent or disabled, or whenever for any reason the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.


                                  ARTICLE V.

                                 CAPITAL STOCK

      Section 1. Issuance of Stock. The corporation shall not issue its shares of capital stock except as approved by the board of directors. Upon the sale of each share of its common stock, except as otherwise permitted by applicable laws and regulations, the corporation shall receive in cash or in securities valued as provided in
                        Article VIII of these bylaws, not less than the current net asset value thereof, exclusive of any distributing commission or discount, and in no event less than the par value thereof.


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      Section 2.        Certificates.  Certificates for the
                        Corporation's classes of Common Stock shall be issued only upon the specific request of a shareholder. If certificates are requested, they shall be issued in such a form as may be approved by the board of directors, they shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, and shall be signed by, or bear a facsimile of the signatures of, the president or a vice president, and shall also be signed by, or bear a facsimile of the signature of some other person who is one of the following: the treasurer, an assistant treasurer, the secretary, or an assistant secretary; and shall be sealed with, or bear a facsimile of, the seal of the corporation. In case any officer of the corporation whose signature or facsimile signature appears on such certificates shall cease to be such officer, whether because of death, resignation or otherwise, certificates may nevertheless be issued and delivered as though such person had not ceased to be an officer.

      Section 3. Transfers. Subject to the Maryland General Corporation Law, the board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

      Section 4. Stock Ledgers. Original or duplicate stock ledgers, containing the names and addresses of the shareholders of the corporation and the number of shares of each class held by them respectively, shall be kept at an office or agency of the corporation in such city or town as may be designated by the board of directors.

      Section 5.        Closing of Transfer Books or Fixing of Record
                        Date.  For the purpose of determining
                        shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors of the Corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than ninety days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the later of the close of business on the date on which notice of the meeting is mailed or the thirtieth day before the meeting shall be the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders. The record date for determining shareholders entitled to receive payment of a dividend or an allotment of any rights shall be the close of business on the day on which the resolution of the board of directors declaring such dividend or allotment of rights is adopted. But the payment or allotment may not be made more than 60 days after the date on which the resolution is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

      Section 6. New Certificates. In case any certificate of stock is lost, stolen, mutilated or destroyed, the board of directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the board of directors may delegate such power to any officer or officers of the corporation; but the board of directors or such officer or officers, in their discretion, may refuse to issue such new certificate, save upon the order of some court having jurisdiction in the premises.

      Section 7. Registered Owners of Stock. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

      Section 8. Fractional Denominations. Subject to any applicable provisions of law and the charter of the corporation, the corporation may issue shares of its capital stock in fractional denominations, provided that the transactions in which and the terms and conditions upon which shares in fractional denominations may be issued from time to time be limited or determined by or under the authority of the board of directors.


                                  ARTICLE VI.

                                   FINANCES

      Section 1. Checks, drafts, etc. All instruments, documents, and other papers shall be executed in the name and on behalf of the corporation, and all drafts, checks, notes and other obligations for the payment of money by the corporation shall, unless otherwise provided by resolution of the board of directors, be signed by the president or vice president and countersigned by the secretary or treasurer.

      Section 2. Annual Reports. A statement of the affairs of the corporation shall be submitted at the annual meeting of the shareholders and, within twenty (20) days after the meeting, shall be placed on file at the corporation's principal office. If the corporation is not required to hold an annual meeting of shareholders, the corporation's statement of affairs shall be placed on file at the corporation's principal office within one hundred and twenty (120) days after the end of its fiscal year. Such statement shall be prepared by such executive officer of the corporation as may be designated by resolution of the board of directors. If no other executive officer is so designated, it shall be the duty of the president to prepare such statement.

      Section 3.        Fiscal Year.  The fiscal year of the
                        corporation shall begin on 1st day of
                        September in each year and end on the 31st day of August following.

      Section 4. Dividends and Distributions. Subject to any applicable provisions of law and the charter of the corporation, dividends and distributions upon the common stock of the corporation may be declared at such intervals as the board of directors may determine, in cash, in securities or other property, or in shares of stock of the corporation, from any sources permitted by law, all as the board of directors shall from time to time determine.

      Section 5.        Location of Books and Records.  The books and records
                        of the corporation may be kept outside the State of Maryland at the principal office of the corporation or at such place or places as the board of directors may from time to time determine, except as otherwise required by law.


                                 ARTICLE VII.

                              REDEMPTION OF STOCK

      The registered owner of the outstanding stock of the corporation shall have the right to require the corporation to redeem his shares at the asset value thereof, as hereinafter defined in Article VIII of these bylaws, upon delivery to the corporation of any certificate, or certificates, properly endorsed, which have been issued as evidence of ownership of such stock, and a written request for redemption in a form satisfactory to the corporation.

      Stock of the corporation shall be redeemed at the current net asset value per share next determined after a request in proper form has been received from the registered owner or owner's designee at the office of the corporation designated to receive redemption requests. Any certificates delivered at the designated principal place of business of the corporation on a day which is not a business day as herein defined, shall be deemed to have been received on the business day next succeeding the day of such delivery. Subject to the limitations of the Investment Company Act of 1940, the board of directors shall have authority to fix a reasonable service charge for redemption of its stock, including redemption pursuant to any periodic withdrawal or variable payment plan or contract.

                                 ARTICLE VIII.

                         DETERMINATION OF ASSET VALUE

      Section 1. Net Asset Value. The net asset value of a share of common stock of the corporation shall be determined in accordance with applicable laws and regulations under the supervision of such persons and at such time or times, including the close of business on each business day, as shall be prescribed by the board of directors. Each such determination shall be made by subtracting from the value of the assets of the corporation (as determined pursuant to Section 2 of this Article of the bylaws) the amount of its liabilities, dividing the remainder by the number of shares of common stock issued and outstanding, and adjusting the results to the nearest full cent per share.

      Section 2.        Valuation of Portfolio  Securities and Other Assets.
                        Except as otherwise required by any applicable law or regulation of any regulatory agency having jurisdiction over the activities of the corporation, the corporation shall determine the value of its portfolio securities and other assets as follows:

                  (a) securities for which market quotations are readily available shall be valued at current market value determined in such manner as the board of directors may from time to time prescribe;

                  (b) all other securities and assets shall be valued at amounts deemed best to reflect their fair value as determined in good faith by or under the supervision of such persons and at such time or times as shall from time to time be prescribed by the board of directors;

                  All quotations, sale prices, bid and asked prices and other information shall be obtained from such sources as the persons making such determination believe to be reliable, and any determination of net asset value based thereon shall be conclusive.

                                  ARTICLE IX.

                              PERIOD OF EMERGENCY


      During any period of emergency, the board of directors, at its option, may suspend the computation of asset value for the purpose of issuing or redeeming it stock, and may suspend any obligation to accept payments for the acquisition of additional stock of the corporation and may suspend the obligation of the corporation to redeem stock. A period of emergency is defined to be:

      (a) A period during which the New York Stock Exchange is closed other than customary weekend and holiday closings, or during which trading on the New York Stock Exchange is restricted;

      (b) A period during which disposal by the corporation of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the corporation to fairly to determine the value of its net assets; or

      (c) Such other periods as the Securities and Exchange Commission pursuant to the provisions of the Investment Company Act of 1940 may by order declare as an emergency period or periods.

                                  ARTICLE X.

                           MISCELLANEOUS PROVISIONS

      Section 1. Seal. The board of directors shall provide a suitable seal, bearing the name of the corporation, which shall be in the charge of the secretary. The board of directors may authorize one or more duplicate seals and provide for the custody thereof.

      Section 2. Bonds. The board of directors may require any officer, agent or employee of the corporation to give a bond to the corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the board of directors.

      Section 3. Voting upon Stock in Other Corporations. Any stock in other corporations or associations, which may from time to time be held by the corporation, may be voted at any meeting of the shareholders thereof by the president or a vice president of the corporation or by proxy or proxies appointed by the president or one of the vice presidents of the corporation.

                        The board of directors, however, may by
                        resolution appoint some other person or
                        persons to vote such stock, in which case, such person or persons shall be entitled to vote such stock upon the production of a certified copy of such resolution.

      Section 4. Bylaws. The board of directors shall have the power to make, amend and repeal the bylaws of the corporation which may contain any provision for regulation and management of the affairs of the corporation not inconsistent with law or the certificate of incorporation; provided that any and all provisions of the bylaws, notwithstanding the power of the directors to act with respect thereto, may be altered or repealed, and new provisions may be adopted by the shareholders or at any annual meeting or any special meeting called for that purpose.

      Section 5. Appointment and Duties of Custodian. The corporation shall at all times employ a bank or trust company having the qualifications specified by the Investment Company Act of 1940, as amended, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these bylaws and the Investment Company Act of 1940, as amended:

                  (1) to receive and hold the securities owned by the corporation and deliver the same upon written order;

                  (2) to receive and receipt for any moneys due to the corporation and deposit the same in its own banking department or elsewhere as the board of directors may direct;

                  (3)   to disburse such funds upon orders or
                        vouchers;

                  (4) and to provide such additional services as may be requested by the corporation;

                  all upon such basis of compensation as may be agreed upon between the board of directors and the custodian.

      The board of directors may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the board of directors.

      Section 6. Central Certification System. Subject to such rules, regulations and orders as the U.S. Securities and Exchange Commission may adopt, the board of directors may direct the custodian to deposit all or any part of the securities owned by the corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the SEC under the Securities Exchange Act of 1934, or such other person as may be permitted by the SEC or its staff in accordance with the Investment Company Act of 1940, as amended, and any rule or staff interpretation thereof, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the corporation.

      Section 7. Compliance with Federal Regulations. The board of directors is hereby empowered to take such action as it may deem to be necessary, desirable or appropriate so that the corporation is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the corporation is required.

      Section 8. Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of shareholders, directors, or of any committee is required to be given under the provisions of statute or under the provisions of the charter of the corporation or these bylaws, a waiver thereof in writing, signed by the person or person entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such person.

      Section 9.        Offices.  The principal office of the
                        corporation in the State of Maryland shall be
                        in the City of Baltimore.  In addition to its
                        principal office in the State of Maryland, the corporation may have an office or offices in the City of Denver, State of Colorado, and at
                        such  other  places as the board of  directors  may from
                        time  to  time   designate   or  the   business  of  the
                        corporation may require.

      Section 10.       Definitions.  For all purposes of the
                        certificate of incorporation and these bylaws, the terms:

                  (a) "business day" shall be defined as a day with respect to which the New York Stock Exchange is open for business, and with respect to which the actual time of closing of such exchange is that time which shall have been scheduled for such closing in advance of the opening of such exchange;

                  (b) "the close of business" shall be defined as the time of closing of the New York Stock Exchange.